Exhibit 4

HOUSEHOLD INTERNATIONAL (U.K.) LIMITED

HFC BANK plc

HFC PENSION PLAN LIMITED

CAPITA IRG TRUSTEES LIMITED

TRUST DEED AND RULES

OF

THE HFC ALL EMPLOYEE SHARE OWNERSHIP PLAN

(Adopted by a resolution of the Board of Directors of Household International (U.K.) Limited on
19th September 2001)

 INDEX

TRUST DEED
1.	DEFINITIONS	5
2.	PURPOSE	11
3.	STATUS	11
4.	DECLARATION OF TRUST	11
5.	NUMBER OF TRUSTEES	12
6.	INFORMATION	12
7.	RESIDENCE OF TRUSTEES	13
8.	CHANGE OF TRUSTEES	13
9.	INVESTMENT AND DEALING WITH TRUST ASSETS	13
10.	LOANS TO TRUSTEES	14
11.	SHARES FROM QUALIFYING SHARE OWNERSHIP TRUSTS	14
12.	TRUSTEE' OBLIGATIONS UNDER THE PLAN	14
	Notice of Award of Free and Matching Shares	14
	Notice of Award of Purchased Shares	15
	Dividends	15
	Notice of any foreign tax deducted before dividend paid	15
	Restrictions during the Holding Period	15
	PAYE Liability etc.	16
	Money's worth received by Trustees	16
	General offers etc.	17
13.	POWER OF TRUSTEES TO RAISE FUNDS TO SUBSCRIBE FOR A RIGHTS ISSUE	17
14.	POWER TO AGREE MARKET VALUE OF SHARES	17
15.	PERSONAL INTEREST OF TRUSTEES	17
16.	TRUSTEES' MEETINGS	18
17.	SUBSIDIARY COMPANIES	18
18.	EXPENSES OF PLAN	19
19.	TRUSTEES' LIABILITY AND INDEMNITY	19
20.	COVENANT BY THE PARTICIPATING COMPANIES	20
21.	ACCEPTANCE OF GIFTS	20
22.	TRUSTEES's LIEN	21
23.	AMENDMENTS TO THE PLAN	21
24.	TERMINATION OF THE PLAN	21
25.	GOVERNING LAW	22
26.	CONSTRUCTION OF THIS DEED	22

 SCHEDULE 1

RULES OF THE HFC ALL EMPLOYEE SHARE OWNERSHIP PLAN
1.	PURPOSE OF THE PLAN	24
2.	OPERATION OF THE SCHEME	24
3.	ELIGIBILITY OF INDIVIDUALS	24
4.	PARTICIPATION ON SAME TERMS	25
5.	COMPANY RECONSTRUCTIONS	26
6.	RIGHTS ISSUES	27
7.	WITHDRAWAL OF SHARES FROM THE PLAN ON CESSATION OF RELEVANT EMPLOYMENT	27
8.	STAMP DUTY	28
9.	NOTICES	28
10.	INFORMATION	29
11.	DISPUTES	29
12.	TERMS OF EMPLOYMENT	29
	PART A
13.	FREE SHARES	30
	Maximum Annual Award	30
	Allocation of Free Shares by reference to performance	30
	Performance Allowances: method 1	31
	Performance Allowances: method 2	31
	Holding Period for Free Shares	32
PART B
14.	PURCHASED SHARES	34
	Maximum amount of deductions	34
	Minimum amount of deductions	34
	Notice of possible effect of deductions on benefit entitlement	34
	Restriction imposed on number of Shares awarded	35
	Surplus Purchased Share Money	35
	Scaling Down	35
	Withdrawal from Purchased Share Agreement	36
	Repayment of Purchased Share Money on withdrawal of approval or Termination	36

PART C
15.	MATCHING SHARES	37
	General Requirements for Matching Shares	37
	Ratio of Matching Shares to Purchased Shares	37
	Holding Period for Matching Shares	37

SCHEDULE 2
	Deed of Adherence	40

APPENDIX A - PURCHASED SHARE AGREEMENT		42

This deed is made on 1st October 2001.

between	Household International (U.K.) Limited whose registered office is at North Street, Winkfield, Berkshire, SL4 4TD under registered number 1664481 (the Company)
and
HFC Bank plc whose registered office is at North Street, Winkfield, Berkshire, SL4 4TD under registered number 1117305 (the First Participating Company) and
HFC Pension Plan Limited whose registered office is at North Street, Winkfield, Berkshire, SL4 4TD under registered number 2426093 (Trustee) and
Capita IRG Trustees Limited whose registered office is at Bourne House, 34 Beckenham Road, Beckenham, Kent, BR3 4TU under registered number 2729260 (Trustee).
  DEFINITIONS

1.1 The following words and expressions have the following meanings:

"Accumulation Period"

in relation to Purchased Shares, the period not exceeding twelve months during which the Trustees accumulate a Qualifying Employee's Purchased Share Money before acquiring Purchased Shares or repaying it to the employee

"Acquisition Date"	in relation to Purchased Shares, the meaning given by paragraph 40(2) of Schedule 8 to the Finance Act 2000
"Associated Company"	the same meaning as in section 416 of ICTA 1988
"Award Date"	in relation to Free Shares or Matching Shares, the date on which such Shares are awarded
"Award"	(a) in relation to Free Shares and Matching Shares, the appropriation of Free Shares and Matching Shares in accordance with the Plan; and
(b) in relation to Purchased Shares, the acquisition of Purchased Shares on behalf of Qualifying Employees in accordance with the Plan
"the Board"	means the board of directors of the Company or a duly authorised committee thereof
"Capital Gains Tax"	the same meaning as in section 1 of TCGA 1992
"Capital Receipt"	the same meaning as in paragraph 79 of Schedule 8 to the Finance Act 2000
"Close Company"	the same meaning as in section 414 of ICTA 1988
"the Company"	Household International (U.K.) Limited, whose registered office is at North Street, Winkfield, Windsor, Berkshire SL4 4TD under registration number 1664481.
"Connected Company"	has the same meaning as in paragraph 16(4) of Schedule 8 to the Finance Act 2000
"Control"	the same meaning as in section 840 of ICTA 1988
"Dealing Day"	a day on which the New York Stock Exchange is open for the transaction of business and banks are open for the transaction of business in London
"the Deed"	this Trust Deed constituting, inter alia, the Plan as amended from time to time.
"Eligible Employee"	an individual who:
a) is an employee (and is not under notice which will expire prior to the completion of the Qualifying Period) of a Participating Company; and
(b) meets the required length of Qualifying Period of continuous service with a Participating Company;
PROVIDED always that in each case he is not ineligible for an award of shares Award under the Plan by virtue of Rule 3.1.
"Employee Share Ownership Plan"	the same meaning as in Schedule 8 to the Finance Act 2000
"Free Share Agreement"	an agreement in the terms set out in Appendix B [no agreement presently included]
"Free Shares"	Shares awarded under Part A of the Plan which are subject to the Plan
"Holding Period"	(a) in relation to Free Shares, the period specified by the Company as mentioned in Rule 13.12;
(b) in relation to Matching Shares, the period specified by the Company as mentioned in Rule 15.6;
"ICTA 1988"	the Income and Corporation Taxes Act 1988
"Initial Market Value"	the Market Value of a Share on an Award Date. Where the Share is subject to a restriction or risk of forfeiture, the Market Value shall be determined without reference to that restriction or risk
"Market Value"	in relation to a Share on any day:

(a) if and so long as a Share is traded on the New York Stock Exchange its closing quotation on the New York Stock Exchange for the preceding Dealing Day as reported in the Wall Street Journal on that day; or

(b) subject to (a) above, its market value, determined in accordance with Section 272 to 274 of the Taxation of Chargeable Gains Act 1992 and agreed in advance with the Shares Valuation Division of the Inland Revenue and

(c) converted into pounds sterling by reference to the closing midpoint for UK sterling against US dollars as quoted by the Financial Times on the preceding business day or as otherwise agreed with the Shares Valuation Division

"Matching Shares"	Shares awarded under Part C of the Plan and which are subject to the Plan
"Material Interest"	the same meaning as in paragraph 15 of Schedule 8 to the Finance Act 2000
"Member of Consortium"	the meaning given by paragraph 129(4) of Schedule 8 to the Finance Act 2000
"NICs"	National Insurance Contributions
"Participant"	an Eligible Employee who has received under the Plan an Award of Free Shares, Matching Shares or Purchased Shares.
"Participating Company"	Participating Company means:
a) the Company
b) the First Participating Company; and

c) any other company which is under the Control of the Company, is a Subsidiary of the Company and with the approval of the Company participates in the Plan and has executed a Deed of Adherence in the form set out in Schedule 2.

"Purchased Share Agreement"	an agreement in the terms set out in Appendix A
"Purchased Share Money"	money deducted from a Qualifying Employee's Salary pursuant to a Purchased Share Agreement and held by the Trustees to acquire Purchased Shares or to be returned to such a person
"Performance Allowances"	The criteria for an Award of Free Shares where:
a) whether Shares are awarded; or
b) the number or value of Shares awarded is conditional on performance targets being met
"the Plan"	the Plan as established by Household International (U.K.) Limited and extending to its Subsidiaries which are Participating Companies, known as the HFC All Employee Share Ownership Plan
"Plan Shares"	(a) Free Shares, Matching Shares or Purchased Shares awarded to Participants; and
(b) shares in relation to which paragraph 115(5) (company reconstructions: new shares) of Schedule 8 to the Finance Act 2000 applies that remain subject to the Plan
"Plan Termination Notice"	a notice issued under paragraph 120 of Schedule 8 to the Finance Act 2000
"Profit Sharing Plan"	a profit-sharing Scheme approved by the Board of Inland Revenue under Schedule 9 of ICTA 1988
"Purchased Shares"	Shares awarded under Part B of the Plan and which are subject to the Plan
"Qualifying Company"	the same meaning as in paragraph 14 of Schedule 8 to the Finance Act 2000
"Qualifying Corporate Bond"	the same meaning as in section 117 of the Taxation of Chargeable Gains Act 1992
"Qualifying Employee"	an Eligible Employee who must be invited to participate in an award in accordance with Rule 3.5 and any Eligible Employee who the Company has invited in accordance with Rule 3.6
"Qualifying Period"	(a) in the case of Free Shares 12 months before the Award is made;
(b) in the case of Purchased Shares and Matching Shares where there is no Accumulation Period 12 months before the deduction of Purchased Share Money relating to the Award
"Redundancy"	the same meaning as in the Employment Rights Act 1996
"Relevant Employment"	employment by the Company or any Associated Company
"Retirement Age"	age 65
"Salary"	the same meaning as in paragraph 48 of Schedule 8 to the Finance Act 2000
"Shares"

means a share in the capital of Household International, Inc. which satisfies the conditions specified in paragraphs 60 to 67 (inclusive) of Schedule 8 to the Finance Act 2000 or, where the context permits, in the event of a Reconstruction or Takeover of Household International, Inc., such share or other security as forms part of any new holding as that term is defined in paragraph 115 of Schedule 8 to the Income and Corporation Taxes Act 1988.

"Subsidiary"	a subsidiary of the Company within the meaning given by Section 736 of the Companies Act 1985.
"Tax Year"	a year beginning on 6 April and ending on the following 5 April
"the Trustees"	the trustees or trustee of the Plan
"the Trust Fund"	all assets transferred to the Trustees to be held on the terms of the Deed and the assets from time to time representing such assets, including any accumulations of income
"the Trust Period"	the period of 80 years beginning with the date of the Deed
1.2	References to any Act, or Part, Chapter or section shall include any statutory modification, amendment re-enactment of that Act, for the time being in force.
1.3	Words of the feminine gender shall include the masculine and vice versa and words in the singular shall include the plural and vice versa unless, in either case, the context otherwise requires.

2. PURPOSE

2.1 The purpose of this Deed is to establish a trust for the employee share ownership plan known as The HFC All Employee Share Ownership Plan ("the Plan") which satisfies Schedule 8 to the Finance Act 2000.

3. STATUS

3.1 The Plan consists of this Deed and the attached Rules and Appendices. The definitions in the Rules apply to this Deed. The Company shall from time to time determine which of parts A to C of the Rules shall have effect.

4. DECLARATION OF TRUST

4.1 The Trustees have agreed with each Participating Company that all the Shares and other assets which are issued to or transferred to the Trustees are to be held on the trusts declared by this Deed, and subject to the terms of the Rules. When Shares or assets are transferred to the Trustees by the Participating Companies with the intention of being held as part of the Plan they shall be held upon the trusts and provisions of this Deed and the Rules.

4.2 The Trustees shall hold the Trust Fund upon the following trusts namely:

a) as to Shares which have not been awarded to Participants ("Unawarded Shares") upon trust during the Trust Period to allocate those Shares in accordance with the terms of this Deed and the Rules,

b) as to Shares which have been awarded to a Participant ("Plan Shares") upon trust for the benefit of that Participant on the terms and conditions set out in the Rules,

c) as to Purchased Share Money upon trust to purchase Shares for the benefit of the contributing Qualifying Employee in accordance with the Rules, and

d) as to other assets ("Surplus Assets") upon trust to use them to purchase further Shares to be held on the trusts declared in (a) above, at such time during the Trust Period and on such terms as the Trustees in their absolute discretion think fit.

4.3 The income of Unawarded Shares and Surplus Assets shall be accumulated by the Trustees and added to, and held upon the trusts applying to, Surplus Assets.

4.4 The income of Plan Shares and Purchased Share Money shall be dealt with in accordance with the Rules.

4.5 The perpetuity period in respect of the trusts and powers declared by this Deed and the Rules shall be the period of 80 years from the date of this Deed.

5. NUMBER OF TRUSTEES

5.1 Unless a corporate Trustee is appointed, there shall always be at least 2 Trustees. Where there is no corporate Trustee, and the number of Trustees falls below 2, the continuing Trustee has the power to act only to achieve the appointment of a new Trustee.

6. INFORMATION

6.1 The Trustees shall be entitled to rely on information supplied by each of the Participating Companies in respect of the eligibility of any Eligible Employee to become or remain a Participant in the Plan.

7. RESIDENCE OF TRUSTEES

7.1 Every Trustee shall be resident in the United Kingdom for tax purposes. The Company shall immediately remove any Trustee who ceases to be so resident and, if necessary, appoint a replacement.

8. CHANGE OF TRUSTEES

8.1 The Board has the power to appoint or remove any Trustee for any reason. The change of Trustee shall be effected by executing a deed. Any Trustee may resign on one month's notice given in writing to the Company, provided that there will be at least two Trustees or a corporate Trustee immediately after the resignation takes effect.

9. INVESTMENT AND DEALING WITH TRUST ASSETS

9.1 Save as otherwise provided for by the Plan the Trustees shall not sell or otherwise dispose of Plan Shares.

9.2 The Trustees shall obey any directions given by a Participant in accordance with the Rules in relation to his Plan Shares and any rights and income relating to those Shares. In the absence of any such direction, or provision by the Plan, the Trustees shall take no action.

9.3 The Participating Companies shall, as soon as practicable after deduction from Salary, pass the Purchased Share Money to the Trustees who will put the money into an account with an institution authorised under the Banking Act 1987 until it is either used to acquire Purchased Shares on the Acquisition Date, or, in accordance with the Plan, returned to the individual from whose Salary the Purchased Share Money has been deducted.

9.4 The Trustees may either retain or sell Unawarded Shares at their absolute discretion. The proceeds of any sale of Unawarded Shares shall form part of Surplus Assets.

9.5 The Trustees shall have all the powers of investment of a beneficial owner in relation to Surplus Assets.

9.6 The Trustees shall not be under any liability to the Participating Companies or to current or former Qualifying Employees by reason of a failure to diversify investments, which results from the retention of Plan or Unawarded Shares.

9.7 The Trustees may delegate powers, duties or discretions to any persons and on any terms. No delegation made under this clause shall divest the Trustees of their responsibilities under this Deed or under Schedule 8 to the Finance Act 2000.

9.8 The Trustees may allow any Shares to be registered in the name of an appointed nominee provided that such Shares shall be registered in a designated account. Such registration shall not divest the Trustees of their responsibilities under this Deed or Schedule 8 to the Finance Act 2000.

9.9 The Trustees may at any time, and shall if the Company so directs, revoke any delegation made under this clause or require any Plan assets held by another person to be returned to the Trustees, or both.

10. LOANS TO TRUSTEES

10.1 The Trustees shall have the power to borrow money from the Participating Companies or, with the consent of the Company, from any other person for the purpose of:

(a) acquiring Shares; and

(b) paying any other expenses properly incurred by the Trustees in administering the Plan.

11. SHARES FROM QUALIFYING SHARE OWNERSHIP TRUSTS

11.1 Where Shares are transferred to the Trustees in accordance with paragraph 76 of Schedule 8 to the Finance Act 2000, they shall award such Shares only as Free and Matching Shares, and in priority to other available Shares.

12. TRUSTEES' OBLIGATIONS UNDER THE PLAN

Notice of Award of Free and Matching Shares

12.1 The Trustees shall as soon as practicable give the Participant a notice twice a year, stating:

a) the number and description of Free and Matching Shares awarded;

b) their Initial Market Value on the Award Date; and

c) the Holding Period applicable to them.

In addition to the above, it is intended that Participants shall have the ability to review all of the above in electronic form via an intranet website, which will be updated as soon as practicable after any Free and Matching Shares have been awarded.

Notice of Award of Purchased Shares

12.2 The Trustees shall as soon as practicable give the Participant a notice stating twice a year, stating:

a) the number and description of the Purchased Shares awarded;

b) the amount of money applied by the Trustees in acquiring those Shares on behalf of the Participant; and

c) the Market Value at the Acquisition Date.

In addition to the above, it is intended that Participants shall have the ability to review all of the above in electronic form via an intranet website, which will be updated as soon as practicable after any Purchased Shares have been acquired.

Dividends

12.3. Any cash dividends paid in respect of Plan Shares held on behalf of a Participant shall not be reinvested in acquiring Shares and as soon as practicable after receipt of any such dividends, the Trustees shall pay the dividends to the Participant.

Notice of any foreign tax deducted before dividend paid

12.4 Where any foreign cash dividend is received in respect of Plan Shares held on behalf of a Participant, the Trustees shall give the Participant notice of the amount of any foreign tax deducted from the dividend before it was paid.

Restrictions during the Holding Period

12.5 During the Holding Period the Trustees shall not dispose of any Free, Matching or Dividend Shares (whether by transfer to the employee or otherwise) except as allowed by the following paragraphs of Schedule 8 to the Finance Act 2000:

a) paragraph 32 (power of Trustees to accept general offers etc.);

b) paragraph 72 (power of Trustees to raise funds to subscribe for rights issue);

c) paragraph 73 (meeting PAYE obligations); and

d) paragraph 121(5) (termination of plan: early removal of shares with participant's consent).

PAYE Liability etc.

12.6 The Trustees may dispose of a Participant's Plan Shares or accept a sum from the Participant in order to meet any PAYE liability in the circumstances provided in paragraph 95 of Schedule 8 to the Finance Act 2000 (PAYE: shares ceasing to be subject to the plan).

Where the Trustees receive a sum of money which constitutes a Capital Receipt in respect of which a Participant is chargeable to income tax under Schedule E, the Trustees shall pay to the employer a sum equal to that on which income tax is so payable.

The Trustees shall maintain the records necessary to enable them to carry out their PAYE obligations, and the PAYE obligations of the employer company so far as they relate to the Plan.

Where the Participant becomes liable to income tax under Schedule E, Case V of Schedule D, or Schedule F, the Trustees shall inform the Participant of any facts which are relevant to determining that liability.

Money's worth received by Trustees

12.7 The Trustees shall pay over to the Participant as soon as is practicable, any money or money's worth received by them in respect of or by reference to any shares, other than new shares within paragraph 115 of Schedule 8 to the Finance Act 2000 (company reconstructions).

This is subject to:

a) the Trustees' obligations under paragraphs 95 and 96 of Schedule 8 to the Finance Act 2000(PAYE: obligations to make payments to employer etc);

and

b) the Trustees' PAYE obligations.

General offers etc.

12.8 If any offer, compromise, arrangement or Plan is made which affects the Free Shares or Matching Shares the Trustees shall notify Participants. Each Participant may direct how the Trustees shall act in relation to that Participant's Plan Shares. In the absence of any direction, the Trustees shall take no action.

13. POWER OF TRUSTEES TO RAISE FUNDS TO SUBSCRIBE FOR A RIGHTS ISSUE

13.1 If instructed by a Participant in respect of his Plan Shares the Trustees may in relation to the rights under a rights issue arising from those Plan Shares to obtain enough funds to exercise the remaining rights.

a) dispose of some of those rights to obtain enough funds to exercise the remaining rights:

b) subject to the provision by the Participant of any necessary funds, take up or sell all or any of those rights or allow them to lapse.

The rights referred to are the rights to buy additional shares or rights in the same company.

14. POWER TO AGREE MARKET VALUE OF SHARES

14.1 Where the Market Value of Shares falls to be determined for the purposes of Schedule 8 to the Finance Act 2000, the Trustees may agree with the Inland Revenue that it shall be determined by reference to such date or dates, or to an average of the values on a number of dates.

15. PERSONAL INTEREST OF TRUSTEES

15.1 Trustees, and directors, officers or employees of a corporate Trustee, shall not be liable to account for any benefit accruing to them by virtue of their:

a) participation in the Plan as a Qualifying Employee;

b) ownership, in a beneficial or fiduciary capacity, of any shares or other securities in any Participating Company;

c) being a director or employee of any Participating Company;

d) being a creditor, or being in any other contractual relationship with any Participating Company;

e) holding any Shares howsoever arising.

16. TRUSTEES' MEETINGS

16.1 The Trustees shall hold meetings as often as is necessary for the administration of the Plan. There shall be at least two Trustees present at a meeting except where the sole Trustee is a corporate Trustee and the Trustees shall give due notice to all the Trustees of such a meeting. Decisions made at such a meeting by a majority of the Trustees present shall be binding on all the Trustees. A written resolution signed by all the Trustees shall have the same effect as a resolution passed at a meeting.

17. SUBSIDIARY COMPANIES

17.1 The Plan may with the consent of the Board and, after notification to the Inland Revenue, be extended to any Subsidiary which is under the Control of the Company and not a party to this Deed by a Deed of Adherence, in the form set out in Schedule 2 hereto or as amended as thought necessary by the Board; and thereupon the provisions of the Plan shall apply to that Company as though it were a party to this Deed.

17.2 The Plan shall cease to apply to any company, other than the Company, at any time when:

a) that company ceases to be a Subsidiary of the Company or under the Control of the Company; or

b) notice is served by the Company upon the Trustees that the Plan shall not apply to that company. company which is or has been a Participating Company shall provide the Trustees with all information required from it for the purposes of the administration and termination of the Plan and shall do so in such form as the Trustees shall reasonably require and the Trustees shall in good faith rely on such information without further enquiry.

17.3 If and so long as the Plan applies to any Participating Company, the powers and discretions exercisable by that company in relation to the Plan shall be exercisable by resolution of its board of directors or a duly authorised committee of such board, and a minute of any resolution thereof signed by the secretary or director of that company shall be sufficient authority for the Trustees to act.

18. EXPENSES OF PLAN

18.1 The Participating Companies shall meet the costs of the preparation and administration of the Plan.

19. TRUSTEES' LIABILITY AND INDEMNITY

19.1 The Participating Companies hereby covenant with the Trustees that they shall keep the Trustees and their estates and effects fully indemnified against all actions, claims, losses, demands, proceedings, charges, expenses, costs, damages, taxes, duties and other liabilities whatsoever arising out of or in connection with the Plan, but so that no Trustee shall be indemnified or exonerated in respect of any fraud or wilful default on his or his agent's part of (in the case of a Trustee engaged in the business of providing a trustee service for a fee) his or his agent's negligence. In addition, the Trustees shall have all indemnities conferred upon trustees generally by law and by the Trustees Act 2000.

19.2 Neither the Trustees nor any of their officers or employers shall be liable to account to Participants for any remuneration or other benefit received in connection with the Plan and no Trustee or officer or employee of the Trustees shall be liable to account to other participants for any profit derived from the appropriation to him of Shares held under the Plan.

19.3 Any person acting as a Trustee in the course of any profession or business carried on by him may charge and be paid such reasonable remuneration charges or disbursements whether in connection with the Plan or otherwise as shall from time to time be agreed between him and the Company.

19.4 Any Trustee (and any director or officer of a body corporate or a trust corporation acting as a Trustee) shall not on his own account be precluded from acquiring, holding or dealing with any stock, shares or securities whatsoever of Household International, Inc., the Company or any Subsidiary or any other company in the shares of which the Company or any such Subsidiary may be interested, or from entering into or being interested in any contract or other transaction with the Company, any Subsidiary or any such other company, and nor shall he be in any way liable to account to the Company, any subsidiary, any such other company or any Participant for any profits made, fees, commission, shares of brokerage, discounts allowed or advantages obtained by him from or in connection with such acquisition, holding, dealing, contract or transaction whether or not in connection with his duties hereunder.

19.5 The Trustees shall be entitled in the absence of manifest error to rely without further enquiry on information supplied to them by any Participating Company for the purposes of the Plan and shall also be entitled to rely in the absence of manifest error on any direction, notice or document purporting to be given or executed by or with the authority of any participating Company or by any Participant as having been so given or executed.

20. COVENANT BY THE PARTICIPATING COMPANIES

20.1 The Participating Companies hereby jointly and severally covenant with the Trustees that they shall pay to the Trustees all sums which they are required to pay under the Rules and shall at all times comply with the Rules.

21. ACCEPTANCE OF GIFTS

21.1 The Trustees may accept gifts of Shares and other assets which shall be held upon the trusts declared by clause 4(1) or 4(4) as the case may be.

22. TRUSTEES' LIEN

22.1 The Trustees' lien over the Trust Fund in respect of liabilities incurred by them in the performance of their duties (including the repayment of borrowed money and tax liabilities) shall be enforceable subject to the following restrictions:

a) the Trustees shall not be entitled to resort to Purchased Share Money for the satisfaction of any of their liabilities; and

b) the Trustees shall not be entitled to resort to Plan Shares for the satisfaction of their liabilities except to the extent permitted by the Plan.

23. AMENDMENTS TO THE PLAN

23.1 The Board may, with the Trustees' written consent, from time to time amend the Plan provided that:

a) no amendment which would adversely prejudice to a material extent the rights attaching to any Plan Shares awarded to or acquired by Participants may be made nor may any alteration be made giving to Participating Companies a beneficial interest in Plan Shares, and

b) if the Plan is approved by the Inland Revenue at the time of an amendment or addition, any amendment or addition to a "key feature" (as defined in paragraph 118(3)(a) of Schedule 8 to the Finance Act 2000) of the Plan shall not have effect unless and until the written approval of the Inland Revenue has been obtained in accordance with paragraph 4 of Schedule 8 of the Finance Act 2000.

24. TERMINATION OF THE PLAN

24.1 The Plan shall terminate:

a) in accordance with a Plan Termination Notice issued by the Company to the Trustees under paragraph 120 of Schedule 8 to the Finance Act 2000, or

b) if earlier, on the expiry of the Trust Period.

24.2 The Company shall immediately upon executing a Plan Termination Notice provide a copy of the notice to the Trustees, the Inland Revenue and each individual who has Plan Shares or who has entered into a Purchased Share Agreement which was in force immediately before the Plan Termination Notice was issued.

24.3 Upon the issue of a Plan Termination Notice or upon the expiry of the Trust Period paragraph 121 of Schedule 8 to the Finance Act 2000 shall have effect.

24.4 Any Shares or other assets which remain undisposed of after the requirements of paragraph 121 of Schedule 8 to the Finance Act 2000 have been complied with shall be held by the Trustees upon trust to pay or apply them to or for the benefit of the Participating Companies as at the termination date in proportion to the total amounts provided by each of them to the Trustees.

25. GOVERNING LAW

25.1 This Deed shall be governed by and construed in accordance with the laws of England.

26. CONSTRUCTION OF THIS DEED

26.1 The Schedules and Appendix hereto shall be treated as part of this Deed

IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the date first above written.

SCHEDULE 1

RULES OF THE HFC

ALL EMPLOYEE SHARE OWNERSHIP PLAN

  PURPOSE OF THE PLAN
  OPERATION OF THE PLAN
  ELIGIBILITY OF INDIVIDUALS
  PARTICIPATION ON SAME TERMS
  COMPANY RECONSTRUCTIONS
  RIGHTS ISSUES
  WITHDRAWAL OF SHARES FROM THE PLAN ON CESSATION OF RELEVANT EMPLOYMENT
  STAMP DUTY
  NOTICES
  INFORMATION
  DISPUTES
  TERMS OF EMPLOYMENT
  FREE SHARES (PART A)
  PURCHASED SHARES (PART B)
  MATCHING SHARES (PART C)

1. PURPOSE OF THE PLAN

The purpose of the Plan is to enable employees of Participating Companies to acquire shares in a company which give them a continuing stake in that company.

2. OPERATION OF THE SCHEME

The Board shall resolve that the Shares will be acquired by purchase on the New York Stock Exchange, or privately or by subscription or by any combination thereof and shall notify the Trustees accordingly.

3. ELIGIBILITY OF INDIVIDUALS

3.1 Subject to rule 3.4, individuals are eligible to participate in an Award only if:

a) they are Eligible Employees of a Participating Company;

b) they have been such employees of a Qualifying Company at all times during any Qualifying Period;

c) they are eligible on the date(s) set out in paragraph 13(1) of Schedule 8 to the Finance Act 2000; and

d) they do not fail to be eligible under either or both Rules 3.2 or 3.3

3.2 An individual shall not be eligible to participate in an Award of Shares at any time when he has (or had within the preceding twelve months) a Material Interest in:

a) Household International, Inc.

b) any company which has Control of Household International, Inc., or

c) a Member of a Consortium which owns Household International, Inc.

PROVIDED that this provision shall only apply if the Participating Company is or was at relevant times a Close Company or would be or would have been a Close Company but for Section 414(1)(a) or 415 of ICTA 1988.

3.3 Eligible Employees are not eligible to participate in an Award of Free Shares in any Tax Year if in that Tax Year:

a) they have been awarded shares under a Profit-Sharing Plan established by the Company or a Connected Company, or are to be awarded such shares at the same time; or

b) they have received (or are to receive at the same time) an award under another plan established by the Company or a Connected Company and approved under Schedule 8 to the Finance Act 2000, or if they would have received such an award but for their failure to meet a performance target (see Rule 13.5).

3.4 Eligible Employees are not eligible to participate in an Award of Purchased Shares or Matching Shares in any Tax Year if in that Tax Year they have received (or are to receive at the same time) an award under another plan established by the Company or a Connected Company and approved under Schedule 8 to the Finance Act 2000, or if they would have received such an award but for their failure to meet a performance target (see Rule 13.5).

.

Employees who must be invited to participate in Awards

3.5 Eligible Employees shall be eligible to receive an Award of Shares under the Plan if they meet the requirements in Rule 3.1 and are chargeable to income tax in respect of their employment under Case I of Schedule E of ICTA 1988.

In this case they shall be invited to participate in any Awards of Free Shares and Purchased Shares or Matching Shares, as are set out in the Plan.

Employees who may be invited to participate in Awards

3.6 The Participating Company may also invite any Eligible Employee who meets the requirements in Rule 3.1 to participate in any Award of Free Shares, Purchased Shares or Matching Shares, as are set out in the Plan.

4. PARTICIPATION ON SAME TERMS

4.1 Every Qualifying Employee shall be invited to participate in an Award on the same terms. All who do participate in an Award shall do so on the same terms.

4.2 The Participating Company may make an Award of Free Shares to Qualifying Employees by reference to their remuneration, length of service or hours worked.

4.3 The Participating Company may make an Award of Free Shares to Qualifying Employees by reference to their performance as set out in Rule 12.

5. COMPANY RECONSTRUCTIONS

5.1 The following provisions of this Rule apply if there occurs in relation to any of a Participant's Plan Shares (referred to in this Rule as "the Original Holding"):

(a) a transaction which results in a new holding (referred to in this Rule as "the New Holding") being equated with the Original Holding for the purposes of capital gains tax; or
(b) a transaction which would have that result but for the fact that what would be the new holding consists of or includes a Qualifying Corporate Bond.

5.2 If an issue of shares of any of the following description (in respect of which a charge to income tax arises) is made as part of a company reconstruction, those shares shall be treated for the purposes of this Rule as not forming part of the New Holding:

(a) redeemable shares or securities issued as mentioned in section 209(2)(c) of ICTA 1988;
(b) share capital issued in circumstances such that section 210(1) of ICTA 1988 applies; or
(c) share capital to which section 249 of ICTA 1988 applies.

5.3 In this Rule:

"Corresponding Shares" in relation to any New Shares, means the Shares in respect of which the New Shares are issued or which the New Shares otherwise represent;

"New Shares" means shares comprised in the New Holding which were issued in respect of, or otherwise represent, shares comprised in the Original Holding.

5.4 Subject to the following provisions of this Rule, references in this Plan to a Participant's Plan Shares shall be respectively construed, after the time of the company reconstruction, as being or, as the case may be, as including references to any New Shares.

5.5 For the purposes of the Plan:

(a) a company reconstruction shall be treated as not involving a disposal of Shares comprised in the Original Holding; and

(b) the date on which any New Shares are to be treated as having been appropriated to or acquired on behalf of the Participant shall be that on which Corresponding Shares were so appropriated or acquired.

5.6 In the context of a New Holding, any reference in this Rule to shares includes securities and rights of any description which form part of the New Holding for the purposes of Chapter II of Part IV of the Taxation of Chargeable Gains Act 1992.

6. RIGHTS ISSUES

6.1 Any shares or securities allotted under clause 13 of the Trust Deed shall be treated as Plan Shares identical to the shares in respect of which the rights were conferred. They shall be treated as if they were awarded to or acquired on behalf of the Participant under the Plan in the same way and at the same time as those shares.

6.2 Rule 6.1 does not apply:

(a) to shares and securities allotted as the result of taking up a rights issue where the funds to exercise those rights were obtained otherwise than by virtue of the Trustees disposing of rights in accordance with this rule; or

(b) where the rights to a share issue attributed to Plan Shares are different from the rights attributed to other ordinary shares of the company.

7. WITHDRAWAL OF SHARES FROM THE PLAN ON CESSATION OF RELEVANT EMPLOYMENT

7.1 Subject to any terms for forfeiture of a Participant's Free Shares or Matching Shares, if a Participant ceases to be in Relevant Employment, the Trustees shall, after disposing of sufficient Shares to pay any PAYE liability in respect of the Shares ceasing to be subject to the Plan (unless the Participant provides them in advance with sufficient funds to pay these amounts):

(a) transfer to the Participant or any other person whom the Participant so directs all the remaining Participant's Plan Shares held by them; or

(b) if the Participant so directs, dispose of all the remaining Participant's Plan Shares held by them and account (or hold themselves, ready to account) for the proceeds of sale to the Participant or any other person whom the Participant so directs.

7.2 For the purposes of Rule 7.1 a Participant shall not be treated as ceasing to be in Relevant Employment if he remains in the employment of the Company or any Associated Company.

8. STAMP DUTY

Any stamp duty or other expenses involved in any transfer of Shares by the Trustees shall be payable:

(a) in the case of a transfer into the name of the Participant concerned, by the Trustees (and reimbursed by the Company); and

(b) in any other case, by the transferee concerned.

9. NOTICES

9.1 The Trustees shall not be bound to act upon any instructions given by or on behalf of a Participant or any person in whom the beneficial interest in his Plan Shares is for the time being vested pursuant to the Plan unless such instructions are received by the Trustees in writing signed by the relevant person.

9.2 Any notice which the Trustees are required or may desire to give to any Qualifying Employee or Participant pursuant to the Plan shall be in writing and sufficiently given if delivered to him personally or sent first class through the post pre-paid addressed to the Qualifying Employee or Participant at his address last known to the Trustees (including any address supplied by the relevant Participating Company or any Subsidiary as being his address) or if sent through the Company's internal postal service, and if so sent by post shall be deemed to have been duly given on the day following the date the notice is posted and if sent through the Company's internal postal service shall be deemed to have been duly given three working days after the date of posting. Any document so sent to a Participant shall be deemed to have been duly delivered notwithstanding that he be then deceased (and whether or not the Trustees have notice of his death) except where his personal representatives have established their title to the satisfaction of the Trustees and supplied to the Trustees an address to which documents are to be sent.

10. INFORMATION

The Trustees shall maintain such records as may be necessary to comply with the Finance Act 2000, and shall at all times and from time to time give to each Participant such information as shall be in their possession to enable him to determine and quantify any liability he may have to income tax under Schedule E by reason of any Relevant Event.

11. DISPUTES

11.1 The decision of the Board in any dispute or question affecting any Qualifying Employee or Participant under the Plan shall be final and conclusive subject to the concurrence of the auditors whenever required under the provisions hereof.

11.2 In any matter in which they are required to act hereunder the Auditors shall be deemed to be acting as experts and not as arbitrators and the Arbitration Acts 1950 to 1979 shall not apply hereto.

12. TERMS OF EMPLOYMENT

12.1 Nothing in the Deed or the Plan shall in any way be construed as imposing upon a Participating Company a contractual obligation as between the Participating Company and an employee to contribute or to continue to contribute to that Plan.

12.2 In no circumstances shall any person who has ceased to be an employee of the Company, any Subsidiary or any Associated Company by reason of dismissal or otherwise howsoever or who is under notice of termination of his employment be entitled to claim as against any Participating Company, Subsidiary, Associated Company or the Trustees any compensation for or in respect of any consequential loss he may suffer by reason of the operation of the terms of the Plan or of the provisions of the Finance Act 2000.

PART A

13. FREE SHARES

13.1 Every Qualifying Employee shall be invited to enter into an agreement with the Participating Company (a "Free Share Agreement") in the terms of Appendix B to these Rules or such other form as the Company shall prescribe from time to time. No Qualifying Employee shall be awarded Free Shares unless he has entered into a Free Share Agreement.

13.2 The Trustees, acting with the prior consent of the Company, may from time to time award Free Shares.

13.3 The number of Free Shares to be awarded by the Trustees to each Qualifying Employee on an Award Date shall be determined by the Participating Company in accordance with this Rule.

Maximum Annual Award

13.4 The Initial Market Value of the Free Shares awarded to a Qualifying Employee in any Tax Year shall not exceed 3,000 Pounds Sterling.

Allocation of Free Shares by reference to performance

13.5 The Participating Company may stipulate that the number of Free Shares (if any) to be awarded to each Qualifying Employee on a given Award Date shall be determined by reference to Performance Allowances.

13.6 If Performance Allowances are used, they shall apply to all Qualifying Employees who have entered into a Free Share Agreement before the Award Date.

(a) Performance Allowances shall be determined by reference to such fair and objective criteria (performance targets) relating to business results as the Company shall determine over such period as the Company shall specify;

(b) performance targets must be set for performance units of one or more employees; and

(c) for the purposes of an Award of Free Shares an employee must not be a member of more than one performance unit.

13.7 Where the Participating Company decides to use Performance Allowances it shall, as soon as reasonably practicable:

(a) notify each employee participating in the Award of the performance targets and measures which, under the Plan, shall be used to determine the number or value of Free Shares awarded to him; and

(b) notify all Qualifying Employees of the Company or of any Participating Company, in general terms, of the performance targets and measures to be used to determine the number or value of Free Shares to be awarded to each Participant in the Award

13.8 The Participating Company shall determine the number of Free Shares (if any) to be awarded to each Qualifying Employee who has entered into a Free Share Agreement before the Award Date by reference to performance using Method 1 or Method 2. The same method shall be used for all Qualifying Employees for each Award.

Performance Allowances: method 1

13.9 By this method:

(a) at least 20% of Free Shares awarded in any performance period shall be awarded without reference to performance;

(b) the remaining Free Shares shall be awarded by reference to performance; and

(c) the highest Award made to an individual by reference to performance in any period shall be no more than four times the highest Award to an individual without reference to performance.

If this Method is used:

    the Free Shares awarded without reference to performance (paragraph (a) above) shall be awarded on the same terms mentioned in Rule 4; and
    the Free Shares awarded by reference to performance (paragraph (b) above) need not be awarded on the same terms mentioned in Rule 4.3

Performance Allowances: method 2

13.10 By this method:

(a) some or all of the Free Shares shall be awarded by reference to performance;

(b) the Award of Free Shares to Qualifying Employees who are members of the same performance unit shall be made on the same terms, as mentioned in Rule 4; and

(c) Free Shares awarded for each performance unit shall be treated as separate Awards.

Holding Period for Free Shares

13.11 The Participating Company shall, in relation to each Award Date, specify a Holding Period throughout which a Participant shall be bound by the terms of the Free Share Agreement.

13.12 The Holding Period shall, in relation to each Award, be a specified period of not less than 3 years nor more than 5 years, beginning with the Award Date and shall be the same for all Participants who receive an Award at the same time. The Holding Period shall not be increased in respect of Free Shares already awarded under the Plan.

13.13 A Participant may during the Holding Period direct the Trustees:

(a) to accept an offer for any of their Free Shares if the acceptance or agreement shall result in a new holding being equated with those shares for the purposes of capital gains tax; or

(b) to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Free Shares if the offer forms part of such a general offer as is mentioned in paragraph (c); or

(c) to accept an offer of cash, with or without other assets, for their Free Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their shares, or to holders of shares in the same company and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 ICTA 1988; or

(d) to agree to a transaction affecting their Free Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or Plan applicable to or affecting;

(i) all of the ordinary share capital of the company or, as the case may be, all the shares of the class in question; or

(ii) all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under Schedule 8 to the Finance Act 2000.

PART B

14. PURCHASED SHARES

14.1 The Participating Company may at any time invite every Qualifying Employee to enter into an agreement with the Participating Company (a "Purchased Share Agreement") in the terms of Appendix A to these Rules or such other form as the Company shall prescribe from time to time.

14.2 Purchased Shares shall not be subject to any provision under which they may be forfeit.

14.3 There shall be no Accumulation Period in respect of the acquisition of Purchased Shares.

Maximum amount of deductions

14.4 Subject to Rule 14.5 below, the maximum amount of Purchased Share Money to be deducted from an Eligible Employee's Salary shall not exceed 125 Pounds Sterling in any month. If the Salary is not paid monthly the 125 Pounds Sterling limit shall be calculated proportionately.

14.5 The amount of Purchased Share Money deducted from an Eligible Employee's Salary shall not exceed 10% of the Salary payment from which the deduction is made.

14.6 Any amount deducted in excess of that allowed by Rule 14.4 or 14.5 shall be paid over to the Eligible Employee, subject to both deduction of income tax under PAYE and NICs, as soon as practicable.

Minimum amount of deductions

14.7 The minimum amount of Purchased Share Money to be deducted from an Eligible Employee's Salary under the Purchased Share Agreement in any month shall be the same in relation to all Purchased Share Agreements entered into in response to invitations issued on the same occasion. The minimum amount shall not be less than 10 Pounds Sterling.

Notice of possible effect of deductions on benefit entitlement

14.8 Every Purchased Share Agreement shall contain a notice under paragraph 38 of Schedule 8 to the Finance Act 2000.

Restriction imposed on number of Shares awarded

14.9 The Participating Company may specify the maximum number of Shares to be included in an Award of Purchased Shares.

14.10 The Purchased Share Agreement shall contain an undertaking by the Company to notify each Qualifying Employee of any restriction on the number of Shares to be included in an Award.

14.11 The notification in Rule 14.10 above shall be given before the deduction of the Purchased Share Money relating to the Award.

14.12 The Trustees shall acquire Shares on behalf of the Qualifying Employee using the Purchased Share Money. They shall acquire the Shares on the Acquisition Date. The number of Shares awarded to each employee shall be determined in accordance with the Market Value of the Shares on that date.

Surplus Purchased Share Money

14.13 Any surplus Purchased Share Money remaining after the acquisition of Shares by the Trustees:

(a) may, with the agreement of the Participant, be carried forward and added to the amount of the next deduction from Salary and applied (as far as possible) in the next acquisition of Purchased Shares; and

(b) in any other case, shall be paid over to the Participant, subject to both deduction of income tax under PAYE and NICs, as soon as practicable.

Scaling Down

14.14 If applications to acquire Purchased Shares would, if they were satisfied in full, result in any maximum specified pursuant to Rule 14.9 being exceeded, the number of Purchased Shares applied for by each Qualifying Employee shall be reduced proportionately to the extent necessary to eliminate the excess and each application shall be treated as varied accordingly.

Variation of deductions

14.15 An employee may vary his deductions , by giving notice in writing to the Company. Unless a later date is specified in the notice, such a notice shall take effect no later than 30 days after the Company receives it.

Withdrawal from Purchased Share Agreement

14.16 An employee may withdraw from a Purchased Share Agreement at any time by notice in writing to the Company. Unless a later date is specified in the notice, such a notice shall take effect no later than 30 days after the Company receives it. Any Purchased Share Money then held on behalf of an employee shall be paid over to that employee as soon as practicable. This payment shall be subject to income tax under PAYE and NICs.

Once the employee has withdrawn from the Plan, he is eligible to rejoin the Plan by giving notice to the Company in writing following which the Company shall restart deductions no later than 30 days after receipt of the notice from the employee, or as soon as practicable thereafter unless a later date is stated in the notice. An employee may not make up deductions that have been missed.

Repayment of Purchased Share Money on withdrawal of approval or Termination

14.17 If approval to the Plan is withdrawn or a Plan Termination Notice is issued in respect of the Plan, any Purchased Share Money held on behalf of employees shall be repaid to them as soon as practicable, subject to deduction of income tax under PAYE, and NICs.

PART C

15. MATCHING SHARES

15.1 The Purchased Share Agreement sets out the basis on which a Participant is entitled to Matching Shares in accordance with this Part of the Rules

General Requirements for Matching Shares

15.2 Matching Shares shall:

(a) be Shares of the same class and carrying the same rights as the Purchased Shares to which they relate;

(b) subject to Rule 15.4, be awarded on the same day as the Purchased Shares to which they relate are acquired on behalf of the Participant; and

(c) be awarded to all Participants on exactly the same basis.

Ratio of Matching Shares to Purchased Shares

15.3 The Purchased Share Agreement shall specify the ratio of Matching Shares to Purchased Shares for the time being offered by the Company and that ratio shall not exceed 2:1. The Participating Company may vary the ratio before Purchased Shares are acquired. Employees shall be notified of the terms of any such variation before the Purchased Shares are awarded under the Purchased Share Agreement.

15.4 If the Purchased Shares on that day are not sufficient to produce a Matching Share, the match shall be made when sufficient Purchased Shares have been acquired to allow at least one Matching Share to be appropriated.

Holding Period for Matching Shares

15.5 The Participating Company shall, in relation to each Award Date, specify a Holding Period throughout which a Participant shall be bound by the terms of the Purchased Share Agreement.

15.6 The Holding Period shall, in relation to each Award, shall be a specified period of not less than 3 years nor more than 5 years, beginning with the Award Date and shall be the same for all Participants who receive an Award at the same time. The Holding Period shall not be increased in respect of Matching Shares already awarded under the Plan.

15.7 A Participant may during the Holding Period direct the Trustees:

(a) to accept an offer for any of their Matching Shares if the acceptance or agreement shall result in a new holding being equated with those original Shares for the purposes of Capital Gains Tax;

(b) to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Matching Shares if the offer forms part of such a general offer as is mentioned in paragraph (c);

(c) to accept an offer of cash, with or without other assets, for their Matching Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their Shares or to the holders of shares in the same company, and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 of ICTA 1988; or

(d) to agree to a transaction affecting their Matching Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or Plan applicable to or affecting;

i) all of the ordinary share capital of the company or, as the case may be, all the shares of the class in question; or

ii) all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under Schedule 8 to the Finance Act 2000.

The Common Seal of :

HOUSEHOLD INTERNATIONAL (U.K.) LIMITED

was hereunto fixed in EXECUTION of this agreement as a DEED in the presence of
/s/ R. V. Lovering	Authorised Signatory
/s/ C. J. Rivers	Authorised Signatory

The Common Seal of :

HFC BANK PLC

was hereunto fixed in EXECUTION of this agreement as a DEED in the presence of
/s/ R. V. Lovering	Authorised Signatory
/s/ C. J. Rivers	Authorised Signatory

The Common Seal of :

HFC PENSION PLAN LIMITED

was hereunto fixed in EXECUTION of this agreement as a DEED in the presence of
/s/ R. V. Lovering	Authorised Signatory
/s/ C. J. Rivers	Authorised Signatory
EXECUTED as a DEED by CAPITA IRG TRUSTEES LIMITED by the signatures of John Butler____ and Andres Skinner_ being two of its Authorised Signatories	}}}}}
Authorised Signatory Authorised Signatory	/s/ John Butler /s/ Andrew Skinner

SCHEDULE 2

Deed of Adherence

THIS DEED is made this day of 20[ ]

BETWEEN:

HOUSEHOLD INTERNATIONAL (U.K.) LIMITED (the Company) and HFC PENSION PLAN LIMITED and CAPITA IRG TRUSTEES LIMITED (together the Trustees) and [New Subsidiary] and is supplemental to a Trust Deed (the Trust Deed) of the HFC All Employee Share Ownership Plan (the Plan) executed by the Company and the Trustees on the [ ] 2001.

WHEREAS:

(1) [New Subsidiary] was incorporated on the day of [20 ] and on the day of [20 ] became a Subsidiary of the Company.

(2) [New Subsidiary] wishes to become a Participating Company and to invite its Eligible Employees to participate in the Plan.

NOW THIS DEED WITESSETH as follows:

(1) Terms and expressions used in this Deed of Adherence shall bear unless the context otherwise require the same meaning as in the Trust Deed.

(2) [New Subsidiary] agrees to become a Participating Company and to be bound by the terms of the Trust Deed and Rules of the Plan.

IN WITNESS whereof these presents have been entered into the day and year first above written.

EXECUTED as a DEED by [NEW SUBSIDIARY] by the signatures of [____ ____ ____] and [____ ____ ____] being two of its directors	}}}}}
Director Director

EXECUTED as a DEED by HOUSEHOLD INTERNATIONAL (U.K.) LIMITED by the signatures of [____ ____ ____] and [____ ____ ____] being two of its directors	}}}}}
Director Director

}}}}}
EXECUTED as a DEED by HFC PENSION PLAN LIMITED by the signatures of [____ ____ ____] and [____ ____ ____] being two of its directors	}}}}}
Director Director

EXECUTED as a DEED by CAPITA IRG TRUSTEES LIMITED by the signatures of [____ ____ ____] and [____ ____ ____] being two of its Authorised Signatories	}}}}}
Authorised Signatory Authorised Signatory

APPENDIX A

This agreement is between:
Participant ("the Participant")	Company ("the Bank")	Trustees ("the Co-Trustees")
Name: Home Address: Payroll Number: National Insurance Number : Daytime telephone Number:	Name: HFC Bank plc Registered in England - Number1117305 Registered Address: North Street Winkfield Windsor Berkshire SL4 4TD	Name : Capita IRG Trustees Limited Registered in England - Number 2729260 Name: HFC Pension Plan Limited Registered in England - Number 2426093

APPLICATION DETAILS
I wish to save ______ Pounds Sterling from my salary each month.	Insert amount in multiples of 5 Pounds Sterling between (10 Pounds Sterling) and 125 Pounds Sterling (per month) and not more than 10% of taxable earnings. Round down to nearest 5 Pounds Sterling.

Month to commence contributions =

DIVIDEND INSTRUCTIONS

Please complete your Bank Branch Sort Code and Account Number details to facilitate payment of dividends due direct to your account. Please note that your application will be rejected if no details are provided.

Bank Name :	__________________________	Account Number :	_______________________

Sort Code :	__________________________	Bank address:	_______________________

NOTICE UNDER DATA PROTECTION ACT 1998

I authorise the Bank to provide the Co-Trustees with such information about me as the Co-Trustees may require in respect of my participation in the Plan.

I further agree that the Co-Trustees may keep information about me and my participation in the Plan on computer and that such information (whether held electronically or manually) may be disclosed to, recorded and used by other persons as may be necessary in relation to my participation in the Plan.

This agreement sets out the terms on which the Participant agrees to buy shares under the terms of the Plan and is subject to the rules of the Plan. The definitions in the Plan Rules apply to this agreement.

NOTICE TO PARTICIPANT ABOUT POSSIBLE EFFECT ON BENEFITS

Deductions from your pay to buy Purchased Shares under this agreement may affect your entitlement to or the level of, some contributory social security benefits, statutory maternity pay and statutory sick pay.

They may also have a similar effect in respect of any contributory social security benefit paid to your wife or husband.

With this agreement you should have been given information on the effect of deductions from your pay to buy Purchased Shares on entitlement to social security benefits, statutory sick pay and statutory maternity pay. The effect is particularly significant if your earnings are brought below the lower earnings limit for National Insurance purposes, and is explained in the information: it is therefore important that you read it. If you have not been given a copy, ask your employer for it. Otherwise a copy may be obtained from any office of the Inland Revenue, the Department of Social Security, or, in Northern Ireland, the Department for Social Development. You should take the information you have been given into account in deciding whether to buy Purchased Shares.

PARTICIPANT

  I agree to allow the Bank to deduct the above amount per month from my Salary:
  I agree that these deductions will be used to buy Purchased Shares in Household International Inc. for me within 30 days of the deduction.
  I agree to accept Matching Shares in Household International, Inc.awarded to me under the Plan and leave them in the hands of the Trustees, and not to assign, charge or otherwise dispose of my beneficial interest in the shares for the whole of the Holding Period of 3 years.
  I agree that all dividends paid on my Shares will be paid to me in cash by the Trustees directly to my bank account.
  I understand that Shares may fall in value as well as rise.
  I have read this agreement (and the additional terms set out below) and agree to be bound by it and by the rules of the Plan.

  BANK

  The Bank agrees to arrange for shares in Household International Inc to be bought for me, according to the rules of the Plan.
  The Bank agrees to provide two Matching Shares for every one Purchased Share(s).
  On receiving a written notice from the employee to cease, restart, or vary deductions, the Bank shall act upon the instructions received no later than 30 days after receipt of the notice, or as soon as practicable thereafter, unless a later date is indicated in the notice.
  The Bank undertakes to notify me of any restriction on the number of Purchased Shares available in the Award.

 TRUSTEES

11. The Trustees agree to keep my Salary deductions in Barclays Bank plc until they are used to buy shares in Household International, Inc. for me.

Employee Signature: _______________________________ Date: ___ / ___ /_____

Rights and Obligations

  I agree that taking part in the Plan does not affect my rights, entitlements and obligations under my contract of employment, and does not give me any rights or additional rights to compensation or damages if my employment ceases.
  I may stop the deductions at any time, by writing to the Bank, but I may not make up any amounts missed when deductions were stopped. I may only restart deductions by giving notice in writing to the Bank.
  I may vary the deductions at any time, by writing to the Bank.
  I may ask the Trustees for my Purchased Shares to be transferred out of the Plan at any time, but I may have to pay income tax and National Insurance Contributions when they are taken out of the Plan.
  I agree to allow the Trustees to sell some or all of my shares to pay any income tax and National Insurance Contributions in respect of my shares ceasing to be subject to the Plan, unless I provide them in advance with sufficient funds to pay these amounts.
  I agree that any deductions not used to buy shares will be carried forward and added to the next deduction.
  If there is a rights issue, I agree to allow the Trustees to sell some of the rights attached to my shares in the Plan, in order to fund the exercise of the rights attached to other shares held by me in the Plan.
  I can at any time withdraw from this agreement by writing to the Bank. Any unused deductions will be returned to me after the deduction of any necessary income tax or National Insurance Contributions.
  I agree that withdrawal from this agreement will not affect the terms on which I agreed to buy shares already held for me under the Plan.
  I agree that the deductions from my Salary or the number of Shares that I receive may be scaled down if the limit on the number of Shares set by the Bank for this Award is exceeded.
  If you have any queries about the Plan, you may call Capita IRG Trustees Limited on 0208 6392446 between 9 am to 5pm Monday to Friday.

Matching Shares

12. The ratio of Matching Shares to Purchased Shares is 2:1 and may be varied by the Bank.

13. If the ratio varies, the Bank will notify me before the Purchased Shares are bought for me.

14. I will forfeit my Matching Shares if:

    I cease to be in Relevant Employment within 3 years of the Matching Shares being awarded, unless the employment ceases for one of the following reasons -
    injury or disability;
    redundancy;
    transfer of employment to which the Transfer of Undertaking (Protection of Employment) Regulations 1981 apply;
    change of control or other circumstances by which my employing company status ceases to be an Associated Company of the employer Company;
    retirement on or after reaching Retirement Age;
    death.

or

    I withdraw the Purchased Shares in respect of which the Matching Shares were awarded within 12 months of award.

Purchased Share Money held by Trustees

15. The Trustees are under no obligation to keep the deductions in an interest-bearing account.

Holding Period: Matching Shares

16. I understand that my obligations during the Holding Period will end:

  if I cease to be in Relevant Employment, and this may lead to forfeiture of the Matching Shares; or
  if the Company terminates the Plan in accordance with Clause 24 of the Deed and I have consented to the transfer of the Shares to me.

17. I understand that my obligations under the Holding Period are subject to:

  the right of the Trustees to sell my shares to meet income tax and National Insurance obligations;

b) the Trustees accepting at my direction an offer for my shares in accordance with the Plan